Exhibit 99.1

NEXGEL Appoints Chief Accounting Officer of Shutterstock, Steve Ciardiello, CPA, to its Board of Directors

LANGHORNE, Pa. – August 5, 2025 – NEXGEL, Inc. (“NEXGEL” or the “Company”) (NASDAQ: “NXGL”), a leading provider of medical and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogels for healthcare and consumer applications, today announced the appointment of Steve Ciardiello, CPA, to its Board of Directors. With more than 25 years of experience as a senior finance executive and current Chief Accounting Officer of Shutterstock, Inc. (NYSE: SSTK), Mr. Ciardiello has a proven track record of financial leadership, strategic execution, and corporate governance in high-growth, publicly traded companies.

“Steve’s extensive experience, financial leadership and his deep understanding of public company operations make him an exciting addition to our Board,” said Adam Levy, CEO of NEXGEL. “His financial acumen and leadership experience will be of great value to NEXGEL as we enter this next stage of growth.”

Mr. Ciardiello commented, “I am honored to join the Board of Directors at NEXGEL during such an exciting phase of innovation and growth. I look forward to contributing my financial and operational expertise to support NEXGEL’s mission and help scale its impact worldwide.”

As the CAO of Shutterstock, a leading global creative platform offering high-quality digital content, Mr. Ciardiello leads a global finance team responsible for SEC reporting, tax, internal audit, and general accounting. Since joining Shutterstock in 2016, he has led numerous financial transformation initiatives, improved reporting efficiency, and led efforts to streamline enterprise resource planning and financial operations. Prior to Shutterstock, Mr. Ciardiello held several finance leadership positions overseeing the redesign of the financial close process and implemented a global ERP system and has over 15 years of Big 4 public accounting experience.

About NEXGEL, Inc.

NEXGEL is a leading provider of healthcare, beauty, and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogels. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. NEXGEL brands include Silverseal®, Hexagels®, Turfguard®, Kenkoderm® and Silly George®. Additionally, NEXGEL has strategic contract manufacturing relationships with leading consumer healthcare companies.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

212.896.1254

NEXGEL@KCSA.Com